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                                                                   EXHIBIT 10.70

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT dated as of July 10, 2001, is made by APPLIED THEORY CORPORATION, a corporation organized under the laws of the State of Delaware ("Borrower"), with its principal offices located at 1500 Broadway, 3rd Floor, New York, New York 10036 and each of the Borrower's undersigned subsidiaries ("Subsidiaries"), in favor of the undersigned Lenders ("Lenders") and HALIFAX FUND, L.P., as collateral agent (the "Collateral Agent") (the Borrower and Subsidiaries are hereinafter sometimes referred to collectively as "Obligors" or individually as an "Obligor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the terms of a certain Purchase Agreement, dated as of June 5, 2000, as amended and restated (the "Purchase Agreement") by and among the Borrower and the Lenders, the Lenders were issued
(i) 5% Convertible Debentures due June 5, 2003 (the "Debentures") and (ii) certain warrants ("Warrants") to purchase shares of the Borrower's common stock, par value $.01 per share ("Common Stock");

                  WHEREAS, pursuant to the terms of a certain Registration Rights Agreement, dated as of June 5, 2000, by and among the Borrower and the Lenders, as amended and restated (the "Registration Rights Agreement") the Lenders received registration rights with respect to the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants;

                  WHEREAS, the Borrower and the Lenders have entered into a certain letter agreement dated as of January 9, 2001 (the "Letter Agreement") with respect to the Purchase Agreement, Debentures, Warrants and Registration Rights Agreement and, pursuant to the Letter Agreement, have amended and restated the Purchase Agreement, Debentures, and Registration Rights Agreement, terminated the Warrants and the Borrower has issued new Warrants to the Lenders;

                  WHEREAS, the Lenders have agreed to certain amendments and modifications to the Current Indebtedness at the request of the Borrower pursuant to the Amendment Agreement dated the date hereof and to induce the Lenders to agree to such changes, the Obligors have agreed to provide certain security for the Current Indebtedness pursuant to the terms of this Agreement;

                  WHEREAS, the Borrower, the Subsidiaries and the Lenders agree that all of the Borrower's obligations under the Debentures, Purchase Agreement, Letter Agreement and Registration Rights Agreement, as the same may be amended and/or supplemented on or after the date hereof, including by the Amendment Agreement ("Current Indebtedness"), shall be secured by a first priority lien (except as provided herein) on certain assets of the Obligors, pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Revolving Credit Agreement, dated as of the date hereof, by and between the Obligors and the Lenders ("Revolving Credit Agreement") and the Revolving Credit Notes issued thereunder ("Revolving Credit Notes"), the financing
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provided thereunder to the Obligors, together with all obligations of the
Obligors to the Lenders thereunder and under the Subsidiary Guarantees ("Subsidiary Guarantees") delivered by each of the Subsidiaries and the Parent Guarantee ("Parent Guarantee") delivered by the Borrower (the "Receivables Financing," and together with the "Current Indebtedness," the "Indebtedness") shall be secured by a first priority lien (except as provided herein) on certain assets of the Obligors, pursuant to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in order to induce the Lender to enter into the Receivables Financing, the Obligors hereby agree with Lenders as follows:

                  SECTION 1. DEFINITIONS

                  1.1. Definitions. The following words shall have the following meanings when used in this Security Agreement. All terms used herein not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the New York Uniform Commercial Code, as may be amended from time to time. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

                  "Account Debtor" means any person who is or who may become obligated under, with respect to, or on account of an Account.

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owed or owing now or in the future to an Obligor, including without limitation obligations arising out of the sale or lease of goods or the rendition of services by an Obligor, or arising out of the sale or lease of goods or the rendition of services by a person other than an Obligor and acquired by an Obligor from such person by assignment or purchase.

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereinafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Borrower's Books" means all of the Obligors' books and records including: ledgers; records indicating, summarizing, or evidencing each Obligor's assets or liabilities, or the Collateral; all information relating to each Obligor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                  "Collateral" means each of the following (whether currently owned or hereafter acquired or owned by an Obligor): the Pledged Securities; Accounts; Borrower's Books; Equipment; General Intangibles; Goods; Inventory; Negotiable Collateral (other than Pledged Securities); any money or other assets of the Obligors which hereafter come into the possession, custody or control of the Collateral Agent; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Goods, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection, or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.


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                  "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Eligible Accounts" shall mean Accounts created by an Obligor in the ordinary and regular course of its business, but only to the extent such Accounts are and at all times continue to be acceptable to the Lenders in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Lenders in their good faith judgment. In determining eligibility the Lenders may, but need not, rely on agings reports and schedules of Accounts furnished by Borrower, but reliance thereon by the Lenders from time to time shall not be deemed to limit the Lenders' rights to revise standards of eligibility for any item. Without limitation, an Account shall not be deemed acceptable unless the Account Debtor on such Account is and at all times continues to be acceptable to the Lenders in their good faith judgment and unless each Account complies in all respects with representations, covenants and warranties hereinafter set forth. Without limitation, non-governmental Accounts shall not be treated as acceptable unless such Accounts are less than 90 days old, and governmental Accounts shall not be treated as acceptable unless such Accounts are less than 100 days old. Lenders shall have the right to require that any or all Accounts be more current in order to be acceptable. No Account that is contested by the Account Debtor shall be treated as an Eligible Account. Except as contemplated by Section 2.2(r) hereof, no Account shall be treated as an Eligible Account unless the Lenders have a perfected, first priority security interest therein.

                  "Equipment" means all of Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), and any interest in any of the foregoing, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                  "Event of Default" means and includes any of the Events of Default set forth in Section 3.1.

                  "General Intangibles" means all of the Obligors' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, seismic data, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, as well as all cash collateral that is hypothecated to secure letters of credit or bonding obligations) other than goods and Accounts.

                  "Negotiable Collateral" means all of an Obligor's present and future letters of credit, notes, drafts, instruments, certificated securities, documents, personal property leases (wherein the Obligor is the lessor), chattel paper, and Borrower's books relating to any of the foregoing.


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                  "Net Worth" of an entity shall mean (A) the sum of such
entity's property at fair valuation, exclusive of property transferred, concealed, or removed with intent to hinder, delay or defraud such entity's creditors and property that may be exempted from property of the estate under section 522 of the Bankruptcy Code, less (B) the sum of such entity's debts (including contingent liabilities). In construing this definition, words used herein that are also used in Section 101(32) of the Bankruptcy Code shall be interpreted in the same manner as such words are interpreted with respect to such Section.

                  "Pledged Securities" means (i) all capital stock of all current and future Subsidiaries, whether currently issued or issued in the future ("Subsidiary Shares"); (ii) any capital stock or other securities currently owned or received by the Obligors in the future, other than securities received by the Obligors in respect of the stock of Red Hat and Center for American Jobs now owned by them ("Further Securities"); (iii) all other securities which may be delivered to and held by the Collateral Agent in respect of the Further Securities and Subsidiary Shares pursuant to the terms hereof;
(iv) all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed, in respect of, in, for, or upon the exchange or conversion of the securities referred to in clauses (i),
(ii) and (iii) above; and (v) all rights and privileges of the Obligors with respect to the Pledged Securities and other properties referred to in clauses
(i), (ii), (iii) and (iv).

                  "Receivables Ratio" shall mean 44.44 percent.

                  "Security Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

                  "Subsidiaries" shall mean all current subsidiaries (as defined in Rule 405 of the Securities Act of 1933) of the Borrower, each of which is a party hereto, as well as all future subsidiaries.

                  SECTION 2. GRANT OF SECURITY INTEREST; OBLIGATIONS OF BORROWER

                  2.1. Grant of Security Interest.

                           (a) As collateral security for all of the
Indebtedness, the Obligors hereby grant to the Collateral Agent for its benefit and the ratable benefit of the Lenders a continuing first priority (subject to any express exceptions herein) security interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all Indebtedness and to secure prompt performance by Obligors of each of their respective covenants and duties under (i) the Debentures, the Purchase Agreement, the Registration Rights Agreement, the Letter Agreement and the Amendment Agreement in each case as may be amended on or after the date hereof ("the Debenture Documents") and (ii) the Revolving Credit Agreement, the Revolving Credit Notes, the Subsidiary Guarantees and the Parent Guarantee (the "Revolving Credit Documents", and collectively with the Debenture Documents, the "Related Documents"). Each of the Obligors further agrees that the Collateral Agent and the


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Lenders shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which they may have by law.

                           (b) Concurrently with the execution of this Security
Agreement, the Borrower is delivering to the Collateral Agent, certificates representing all of the outstanding Subsidiary Shares, together with all stock powers duly executed in blank. Upon the issuance of any additional Subsidiary Shares, Borrower shall immediately deliver such Shares to the Collateral Agent, together with stock powers duly executed in blank and corporate resolutions authorizing the transfer of title of such stock to Lenders, the Collateral Agent or their respective designee or designees upon an Event of Default pursuant to the terms of this Security Agreement.

                           (c) Upon receipt of Further Securities by any
Obligor, such Obligor shall immediately deliver the certificates representing such securities, together with stock powers duly executed in blank to the Collateral Agent and corporate resolutions of the type described in (b) above.

                           (d) A reasonably detailed list of the Collateral
existing as of the date hereof is set forth on Schedule A attached hereto. Schedule A identifies Accounts, including Eligible Accounts, sorted by the Loan Obligor owning such Accounts and ageing, and also identifies any liens (other than the liens created by this Agreement) with respect to such Accounts. For other items of Collateral, Schedule A provides the location, description and ownership and, for items of Collateral which have a certificate of title, the jurisdiction of such certificates, and for those items of Collateral which are mobile goods (goods that are mobile and generally used in more than one jurisdiction such as motor vehicles, trailers and similar items) the present location of such goods.

                  2.2. Representations, Warranties and Covenants of the Obligors. Each of the Obligors jointly and severally represents, warrants and covenants as follows:

                           (a) Perfection of Security Interest. Each Obligor
agrees to execute at any time and from time to time such financing statements and to take whatever other actions are reasonably requested by the Collateral Agent to perfect and continue the Collateral Agent's security interest in the Collateral. Upon request of the Collateral Agent, each Obligor will deliver to the Collateral Agent any and all of the documents constituting the Collateral or possession of which is required in order for the Collateral Agent and the Lenders to perfect their security interests therein, and such Obligor will note the Collateral Agent's interest, as the case may be, upon any and all Accounts if not delivered to the Collateral Agent for possession by the Collateral Agent. The Collateral Agent may at any time and from time to time, and without further authorization from the Obligors, file a carbon, photographic or other reproduction of any financing statement or of this Security Agreement for use as a financing statement. Borrower will reimburse the Collateral Agent for all expenses for the perfection and the continuation of the perfection of the Collateral Agent's security interest in the Collateral. Borrower promptly will notify the Collateral Agent of any change in an Obligor's name including any change to the assumed business names of an Obligor. This is a continuing Security Agreement and will continue in effect until all of the Indebtedness is paid in full and the Collateral Agent shall release its interest in the Collateral upon the full and final payment and satisfaction of the


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Indebtedness. Upon such release, the Collateral Agent will execute and deliver to Borrower such Uniform Commercial Code termination statements and such other documentation as Borrower shall reasonably request to effect the termination and release of the security interest in the Collateral. If payment is made by or on behalf of Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter the Collateral Agent is forced to remit the amount of that payment to an Obligor's trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Security Agreement. If permitted or required under applicable law, the Collateral Agent may file any financing statements with respect to the Collateral without the signatures of any of the Obligors. Any financing statements may state that the Lenders have a lien in all of the Obligors' assets.

                           (b) Power of Attorney. Each of the Obligors hereby
irrevocably makes, constitutes, and appoints the Collateral Agent (and any of the Collateral Agent's officers, employees, or agents designated by the Collateral Agent) as such Obligor's true and lawful attorney, with power to: (i) sign such Obligor's name on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected the Collateral Agent's security interest in the Collateral; (ii) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (iii) send requests for verification of Accounts; (iv) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Obligor's name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into the Collateral Agent's possession; (v) at any time that an Event of Default has occurred is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (vi) at any time that an Event of Default has occurred and is continuing, file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of such Obligor, or otherwise, which in the discretion of the Collateral Agent may seem to be necessary or advisable to protect, preserve or realize upon the Collateral; (vii) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by the Collateral Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward all other mail to such Obligor;
(viii) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (ix) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which the Collateral Agent determines to be reasonable, and the Collateral Agent may cause to be executed and delivered any documents and releases which the Collateral Agent determines to be necessary. The appointment of the Collateral Agent as the Obligor's attorney, and each and every one of the Collateral Agent's rights and powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and performed and the Collateral Agent renounces such appointment.


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                           (c) No Violation. The execution and delivery of this
Security Agreement will not violate any law or agreement governing the Obligors or to which the Obligors are parties, and Obligors' certificates or articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Security Agreement. The execution and delivery hereof is in the interest of the each of the Obligors.

                           (d) Enforceability of Collateral. With respect to the
Accounts, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and, to the best knowledge of the Obligors, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Accounts included in the calculation of Eligible Accounts, the Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor; there shall be no set-offs or counterclaims against any such Account; and no agreement under which any deductions or discounts may be claimed shall have been made with the Account Debtor.

                           (e) Removal of Collateral; Transactions Involving
Collateral.

                               (i) To the extent the Collateral consists of Accounts, General Intangibles, Negotiable Collateral or Borrower's Books, the records and other documents pertaining to the Collateral shall be kept at 1500 Broadway, New York, New York 10036 and 224 Harrison Street, Syracuse, New York 13202, which are the offices of the Borrower, the offices of the Obligor owning such Collateral, or at such other locations as are acceptable to the Collateral Agent. Schedule A lists the Borrower's Books and other documentation and records with respect to the Collateral and the particular offices at which they are kept. Obligors shall keep the non-mobile tangible Collateral at the location(s) and the particular office at which they are kept specified on Schedule A attached hereto and shall maintain any certificate of title of any tangible Collateral in the same jurisdiction as indicated on Schedule A. Except for transactions in the ordinary course of business, Obligors shall not sell, offer to sell, or otherwise transfer, dispose of or encumber the Collateral (except that Obligors may encumber the Accounts, to the extent permitted by Section 2.2(r)). However, the Obligors may dispose of Collateral consisting of

              (A) General Intangibles relating to the Telecom Network provided that the following three conditions are satisfied:
                     (a) the disposition is pursuant to an arm's length transaction to an unaffiliated third party in which Borrower receives a fair market price and the consideration received by Borrower is made up of at least 50% cash and any non-cash consideration is limited to an in-kind credit for services from the buyer that is for a period not longer than 2 years; (b) the following amounts are applied to prepay Debentures (A) 50% of cash proceeds up to $2,000,000 and (B) 50% of cash proceeds over $2,500,000; and (c) the Debenture holders get credit (in the form of cash payment) for such in-kind consideration in a cash amount equal to the Credit Amount (as defined below), if the total


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                     Net Proceeds (as defined below) from asset sales under this
                     Section 2.2(e)(i) (including both subparagraphs (A) and
                     (B)) exceeds $7,500,000.

              (B) General Intangibles relating to Delta Edge provided that the following two conditions are satisfied: (a) the disposition is pursuant to an arm's length transaction to an unaffiliated third party in which Borrower receives a fair market price and the consideration received by Borrower is made up of at least 80% cash and non-cash consideration is limited to an in-kind credit for services from the buyer that is for a period not longer than 2 years; and (b) the following amounts are applied to prepay Debentures (i) 50% of the cash proceeds and (ii) cash in an amount equal to the Credit Amount, if the total Net Proceeds from asset sales under this Section 2.2(e)(i) (including both subparagraphs (A) and (B)) exceeds $7,500,000.

              (C) Tangible assets with total aggregate book value of $100,000 in accordance with Section 7.2 of the Revolving Credit Agreement.

              (D) Custom or customized software code developed in the ordinary course of business of Obligor pursuant to a contract with a Customer consistent with past practice.

              (E) The stock of Red Hat and Center for American Jobs or Center for American Jobs now owned by the Obligors or received in the future in respect of such stock, provided that the proceeds from the sale of such stock are used in the business of the Obligor that owned such stock.

              The definition of Net Proceeds for purposes of Section 2.2(e)(i)(A) and (B) shall be the same as the definition contained in the Revolving Credit Agreement with the following modifications: (i) only clause (a) of such definition shall apply, (ii) service credits received by an Obligor in respect of the sale or other disposition of an asset shall be included under
(a)(i) of the definition and (iii) the reserves referred to in (a)(ii)(D) of the definition shall be limited to a maximum of $2,000,000 in the aggregate and must solely and directly relate to the sale of the asset with respect to which the Net Proceeds is being determined.

              The term "Credit Amount" shall mean an amount equal to the product of (i) (x) the total credits to be received by the Loan Obligors resulting from a disposition referred to in either Section 2.2(e)(i)(A) or (B), divided by (y) the number of whole months over which such credits are to be received and (ii) 12 (or if less, the number of whole months over which such credits are to be received by the Loan Obligors) and (iii) .5.

                     (ii) Obligors shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Security Agreement or security agreements granted in connection with New Financings (as defined below), or Permitted Liens under the Revolving Credit Agreement, without the prior written consent of the Lenders which may be withheld for any reason in the Lender's reasonable discretion. Notwithstanding the foregoing, the Collateral Agent and the Lenders hereby


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     consent to the grant by the Borrower of a lien on an undivided percentage of the Collateral (excluding General Intangibles and Accounts), that does not exceed in value 25% of the Collateral value (that excludes the Collateral value deriving from General Intangibles and Accounts), which shall rank pari passu with the Lender's lien on the Collateral, for the purpose of securing certain settlement obligations, which hereafter may exist with regard to certain claims against Borrower existing on the date hereof. The grant of such lien shall be subject to the recipient of such lien entering into an intercreditor agreement with the Lenders in form and substance reasonably satisfactory to the Lenders.

                  (f) Title. Each of the Obligors represents and warrants to the Collateral Agent that it holds good and marketable title to its Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and as expressly permitted herein. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Security Agreement or as otherwise permitted hereunder. Each of the Obligors shall defend the Collateral Agent's rights in the Collateral against any and all claims and demands.

                  (g) Receivables Ratio. While any Indebtedness pursuant to the Receivables Financing ("Receivables Financing Indebtedness") shall be outstanding, the amount of Receivables Financing Indebtedness for each Obligor shall at all times be equal to, or less than, 44.44% (the "Receivables Ratio") of the amount of the Eligible Accounts for such Obligor. To the extent that the ratio of Receivables Financing Indebtedness to Eligible Accounts (expressed as a percentage) ("Debt Ratio") becomes greater than 44.44% with respect to an Obligor, then such Obligor shall within 3 business days, either: (i) prepay Receivables Financing Indebtedness in an amount sufficient to lower the Debt Ratio to 44.44% or less or (ii) provide additional Eligible Accounts, such that the Debt Ratio is restored to 44.44% or less.

                  (h) Collateral Schedules and Locations. On a monthly basis, Obligors shall deliver to the Collateral Agent schedules of such Collateral, including such information as the Collateral Agent may reasonably require, including without limitation names and addresses of Account Debtors and agings of Accounts, whether such Accounts are Eligible Accounts and the location of mobile goods or changes in any certificates of title. The Obligors will not identify any Account as an Eligible Account unless such Account satisfies the criteria in the definition of Eligible Account. Schedule A attached hereto is true, accurate and complete in all respects on the date hereof and shall be updated, as set forth in the preceding sentence, to reflect any changes thereto.

                  (i) Application of Payments Received With Respect to Collateral. Unless an Event of Default has occurred and is continuing, any amounts received by or on behalf of an Obligor upon collection in the ordinary course with respect to any Account pledged as collateral may be used by such Obligor in the ordinary course of its business. Following the occurrence and continuation of an Event of Default, any amounts received by or on behalf of an Obligor with respect to any Account or other item of Collateral pledged as Collateral hereunder shall be applied in the following order: (i) costs and expenses of the Lenders incurred in connection with collecting the Indebtedness and enforcing this Agreement; (ii) unpaid interest


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due and owing on the Indebtedness as of such date; and (iii) unpaid principal due and owing with respect to the Indebtedness as of such date.

                  (j) Maintenance and Inspection of Collateral. The Obligors shall maintain or cause to be maintained all tangible Collateral in good condition and repair except for ordinary wear and tear. The Obligors will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. The Collateral Agent and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located and the books, records or any property which is otherwise used in connection with the Collateral. The Obligors shall immediately notify the Collateral Agent of all material cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any material request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events materially adversely affecting the Collateral or the value or the amount of the Collateral.

                  (k) Taxes, Assessments and Liens. Obligors will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Security Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. An Obligor may withhold any such payment or may elect to contest any lien if such Obligor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Collateral Agent's interest in the Collateral is not jeopardized in the Collateral Agent's sole reasonable opinion. If any of the Collateral is subjected to a lien which is not discharged or bonded, or the enforcement thereof stayed (in either case without granting any security interests in any of the assets of any Obligor), within fifteen (15) days, Obligors shall deposit with the Collateral Agent cash, a sufficient corporate surety bond or other security satisfactory to the Collateral Agent in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the applicable Collateral. In any contest the Obligor or Obligors shall defend itself or themselves and the Collateral Agent and shall satisfy any final adverse judgment before enforcement against the Collateral. The Obligors shall name the Collateral Agent as an additional obligee under any surety bond furnished in such contest proceedings.

                  (l) Incorporation by Reference. The Obligors hereby represent, restate and affirm all representations, warranties and agreements contained in the Related Documents (as of each date and time such representations and warranties are made under each of the Related Documents), the terms and conditions of which are hereby incorporated herein by reference.

                  (m) Compliance With Governmental Requirements. The Obligors shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Obligors may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as the Collateral Agent's interest in the Collateral, in the Collateral Agent's sole reasonable opinion, is not jeopardized.

                  (n) Insurance. The Obligors shall comply with all insurance requirements and provisions set forth in the Related Documents.

                  (o) Obligors' Rights to Possession and to Collect Accounts. Until the occurrence and continuance of an Event of Default or acceleration of Indebtedness and except as otherwise provided in Section 2.2(i) herein, and any arrangement entered into in connection with the Receivables Financing, Obligors may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the Related Documents, provided that the Obligors' rights to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by the Collateral Agent is required by law to perfect the Collateral Agent's security interest in such Collateral. After the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise its right to directly collect the Accounts and to notify Account Debtors to make payments directly to the Collateral Agent for application to the Indebtedness, and Obligors authorize and direct the Account Debtors, if the Collateral Agent exercises such right, to make payments on the Account to the Collateral Agent. If the Collateral Agent at any time has possession of any Collateral, whether before or after an Event of Default, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral Agent takes such action for that purpose as the Obligors shall request or as the Collateral Agent, in the Collateral Agent's sole reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by the Obligors shall not of itself be deemed to be a failure to exercise reasonable care. The Collateral Agent shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. The Collateral Agent shall have the right to direct who shall collect and service the Accounts.

                  (p) Transactions with Others. After the occurrence and during the continuation of an Event of Default, the Lenders may (i) extend time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation, with an Account Obligor, as the Lenders deem advisable, without obtaining the prior written consent of the Obligors, and no such act or failure to act shall affect the Lenders' rights against the Obligors or the Collateral.

                  (q) Expenditures by the Collateral Agent. If not discharged or paid when due, the Collateral Agent may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by or any other Obligor under this Security Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral, other than liens, security interests and other encumbrances placed on the Collateral in connection with a New Financing. The Collateral Agent also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the rate charged under the Debentures from the date incurred or paid by the Collateral Agent to the date of repayment by Borrower or Other Obligor. All such expenses shall become a part of the Indebtedness and, at the Collateral Agent's option, will (i) be payable on demand or (ii) be added to the balance of the Debentures. This Security Agreement also will secure payment of these amounts. Such right under this Subsection shall be in addition to all other rights and remedies to which the Collateral Agent may be entitled upon the occurrence of an Event of Default.

                  (r) Sale or Factoring of Accounts; Release of Accounts. The Obligors shall not sell or otherwise transfer or encumber any of the Accounts or other Collateral (except as permitted in Section 4(e) above) without the Lenders' written consent. It is expressly agreed that the Lenders are under no obligation to grant such a consent and will do so only in its sole and absolute discretion on terms and conditions it deems acceptable in its sole and absolute discretion. Notwithstanding the foregoing, the Collateral Agent and the Lenders hereby agree to the grant by the Obligors of a first priority lien in its Accounts for the purpose of securing obligations providing new financing (the "New Financing") to the Obligors and that the lien granted hereunder with respect to Accounts securing the Indebtedness shall be second to such first priority lien so long as the New Financing obligations remain outstanding; provided however, that: (i) the amount of the New Financing as to any Obligor shall not at any time exceed 60% of the Eligible Accounts of such Obligor; (ii) the value of the Eligible Accounts of the Obligors must at all times exceed the amount of the indebtedness under the New Financing by at least $7,000,000, (iii) all of the proceeds thereof must be used to repay the Receivable Financing, (iv) all Obligations of the Loan Obligors under the Receivables Financing must be completely satisfied and paid in full to the Lenders and (iv) all commitments to loan of the Lenders under the Receivables Financing must be terminated.

                  (s) Compliance Certificate. The Loan Obligors shall furnish to Lenders the certificate referred to in Section 6.5 of the Revolving Credit Agreement at the times specified therein and within five (5) days of a request of the Lenders while this Security Agreement remains in force, whether or not the Receivables Financing has been terminated, for the purpose, among other things, of demonstrating that an Event of Default described in either Sections 3.1(i) and (j) has not occurred.

         SECTION 3. EVENTS OF DEFAULT; REMEDIES

         3.1. Events of Default. Each of the following shall constitute an Event of Default under this Security Agreement:

              (a) Default on Indebtedness. Failure of any Obligor to make any payment when due on the Indebtedness.

              (b) Other Defaults. Failure of any Obligor to comply with or to perform when due or required (after the expiration of applicable stated cure periods) any term, obligation, covenant or condition contained in this Security Agreement,. If any failure, other than a failure to pay money, is curable and the Obligors have not been given a prior notice of a breach of the same provision of this Security Agreement, it may be cured (and no Event of Default will have occurred) if Borrower or Other Obligor, after receiving written notice from the Collateral Agent or Lenders demanding cure of such failure, (i) cures the failure within ten (10) days; or (ii) if the cure requires more than ten
(10) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical but in no event more than twenty (20) days.

                  (c) False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of any Obligor under this Security Agreement or any schedule, certificate or exhibit delivered pursuant to the Security Agreement is false or misleading in any material respect, either now or at the time made or furnished.

                  (d) Defective Collateralization. This Security Agreement or any of the Related Documents ceases to be in full force and effect (including failure to create a valid and perfected security interest or lien as intended) at any time and for any reason, other than by reason of actions or failures to act of the Lenders or the Collateral Agent.

                  (e) Insolvency. The dissolution or termination of any Obligor as a going business, the insolvency of any Obligor, the appointment of a receiver for any part of an Obligor's property, any assignment for the benefit of creditors, or the commencement of any insolvency proceeding by or against any Obligor, unless, in the case of the commencement of any such proceeding against such Obligor, such proceeding is dismissed within forty-five (45) days.

                  (f) Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Obligor against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of an Obligor's accounts, including without limitation deposit accounts. However, this Event of Default shall not apply if there is a good faith dispute by an Obligor as to the validity or reasonableness of the claim which is the basis of the creditor proceeding and if Obligor gives the Collateral Agent written notice of the creditor proceeding and Obligor diligently contests such proceedings.

                  (g) Event of Default under Related Documents. The occurrence of an Event of Default under any of the Related Documents.

                  (h) The Debt Ratio for any Obligor shall exceed 44.44% for more than 3 business days.

                  (i) The aggregate Eligible Accounts of all Obligors less the total outstanding indebtedness of all Obligors, if any, under the Receivables Financing or the New Financing (the "Eligible Account Cushion") is less than $7,000,000. If the Eligible Account Cushion is less than $7,000,000 and can be restored to a number greater than or equal to $7,000,000 by a prepayment of the Receivables Financing or the New Financing, an Event of Default shall not exist by means of this paragraph (i) if such prepayment is made concurrently with delivery of the certificate referred to in Section 2.2(s).

                  (j) The aggregate Eligible Accounts of all Obligors is less than $7,000,000 at any time the Loan Obligors are required to determine the Eligible Accounts pursuant to Section 2.2(s).

             3.2. Rights and Remedies on Default. If an Event of Default occurs and is continuing under this Security Agreement, at any time thereafter, the Collateral Agent and the Lender shall have all the rights and remedies of a secured party under the New York Uniform

Commercial Code. In addition and without limitation, the Collateral Agent and Lenders may exercise any one or more of the following rights and remedies:

                  (a) Assemble Collateral. The Collateral Agent may require the Obligors to deliver to the Collateral Agent all or any portion of the Collateral and other documents relating to the Collateral Agent. The Collateral Agent may require the Obligors to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent. The Collateral Agent also shall have full power to enter upon the property of the Obligors to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Security Agreement at the time of repossession, the Obligors agree Lenders may take such other goods, provided that Lenders makes reasonable efforts to return them to the appropriate Obligor after repossession.

                  (b) Sell the Collateral. The Collateral Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of any Obligor. The Collateral Agent may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Obligors reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of eighteen percent (18%) per annum or the highest rate permitted by law from date of expenditure until repaid.

                  (c) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

                  (d) Appoint Receiver. To the extent permitted by applicable law, the Collateral Agent shall have the following rights and remedies regarding the appointment of a receiver: (i) the Collateral Agent may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of the Collateral Agent and may serve without bond, and (iii) all fees of the receiver and his attorney shall become part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of eighteen percent (18%) per annum or the highest rate permitted by law from date of expenditure until repaid.

                  (e) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, each Obligor irrevocably appoints the Collateral Agent as its attorney-in-fact to execute endorsements, assignments and instruments in the name of such Obligor as shall be necessary or reasonable.

                  (f) Collect Revenues, Apply Accounts. The Collateral Agent, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. the Collateral Agent may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as the Collateral Agent may determine. The Collateral Agent may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Collateral Agent may determine. For these purposes, the Collateral Agent may, on behalf of and in the name of an Obligor, receive, open and dispose of mail addressed to such Obligor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, the Collateral Agent may notify Account Debtors and obligors on any Collateral to make payments directly to the Collateral Agent.

                  (g) Obtain Deficiency. If the Collateral Agent chooses to sell any or all of the Collateral, the Collateral Agent may obtain a judgment against Obligors for any deficiency remaining on the Indebtedness due to the Lenders after application of all amounts received from the exercise of the rights provided in this Security Agreement. The Obligors shall be liable for a deficiency even if the transaction described in this Subsection is a sale of accounts or chattel paper.

                  (h) Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

                      (i) First, to the costs and expenses of collection;

                      (ii) Second, to overdue interest;

                      (iii) Third, to the outstanding principal amount of the Indebtedness; and

                      (iv) Fourth, any excess to Borrower or other party or parties in accordance with applicable law or court order.

                  (i) Other Rights and Remedies. The Collateral Agent and the Lenders shall have all the rights and remedies of a secured creditor under the provisions of the New York Uniform Commercial Code, as may be amended from time to time. In addition, the Collateral Agent and the Lenders shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

             3.3. Cumulative Remedies. All of Lenders' rights and remedies, whether evidenced by this Security Agreement, or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lenders to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of an Obligor under this Security Agreement, after such Obligor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

             SECTION 3A. PLEDGED SECURITIES

                  (a) So long as no Event of Default shall have occurred and be continuing:

                           (i) The applicable Obligor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the Related Documents; provided, however, that the Borrower shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Securities or any part thereof; and provided further that the Borrower shall give the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                           (ii) The applicable Obligor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Securities; provided, however, that in the case of Pledged Securities other than Subsidiary Shares, any and all

                                (A) dividends and interest paid or payable other
                           than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Pledged Securities,

                                (B) dividends and other distributions paid or
                           payable in cash in respect of such Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                (C) cash paid, payable or otherwise distributed
                           in respect of principal of, or in redemption of, or in exchange for, such Pledged Securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by an Obligor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Obligor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement) and such cash received by the Collateral Agent will be deposited in an account held by the Collateral Agent. The Obligors, promptly upon the request of the Collateral Agent, shall execute such documents and do such acts as may be necessary or desirable in the reasonable judgment of the Collateral Agent to give effect to this clause (ii).

                           (iii) The Borrower shall deliver to the Collateral Agent any distribution consisting of Subsidiary Shares or Further Securities immediately upon receipt, together with executed stock powers and corporate resolutions authorizing the transfer of title of such shares after an Event of Default pursuant to the terms of this Security Agreement.

                           (iv) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Obligors all such proxies and other instruments as Obligors may reasonably request for the purpose of enabling the Obligors to exercise the voting and other rights that they are entitled to exercise pursuant to clause (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to clause (ii) above.

                       (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of Obligors to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 3A(a)(i) shall, upon notice to the Obligors by the Collateral Agent, cease and (y) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 3A(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledge Securities such dividends, interest payments and other distributions. For the avoidance of doubt, the Collateral Agent is hereby granted an irrevocable proxy coupled with an interest to exercise all voting power with respect to the Subsidiary Shares and/or Further Securities, effective upon the occurrence of an Event of Default.

                           (ii) All dividends, interest payments and other distributions that are received by an Obligor contrary to the provisions of clause (i) of this Section 3A(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Obligor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

            SECTION 3B. The Collateral Agent's Duties.

            (a) Other than as specified in this Security Agreement and any amendment hereto, the Collateral Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper instructions from the Lenders (or their respective successors or assigns).

            (b) The Collateral Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Security Agreement or any amendment thereto. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Securities, whether or not the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

          (c) The Collateral Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face. The Collateral Agent shall hold any Collateral delivered to the Collateral Agent as the agent of the Lenders.

          (d) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Security Agreement or any amendment hereto or any instructions permitted hereby. The Collateral Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto. The Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Security Agreement or as set forth in a written amendment to this Security Agreement executed by the parties hereto or their successors or assigns. No representations, warranties, covenants or obligations of the Collateral Agent shall be implied with respect to this Agreement or the Collateral Agent's services hereunder. Without limiting the generality of the foregoing, the Collateral Agent:

               (i) shall use the same degree of care and skill as a reasonably prudent person would use in similar circumstances (without limiting the generality of the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property of like tenor);

               (ii) shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

               (iii) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

               (iv) may rely on and shall be protected in acting in good faith upon the written instructions of the Lenders;

               (v) may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

               (vi) may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; and

               (vii) will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

          (e) Neither the Collateral Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Security Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. In no event shall the Collateral Agent or its partners, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

          (f) Whenever, in the administration of this Security Agreement, the Collateral Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Security Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Lenders, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

          SECTION 4. MISCELLANEOUS PROVISIONS

          4.1. Entire Agreement; Amendments. This Security Agreement, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

          4.2. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS SECURITY AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE (1) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (2) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE. EACH OBLIGOR AND THE COLLATERAL AGENT AND THE LENDERS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY

PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 4.2. EACH OBLIGOR AND THE COLLATERAL AGENT AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE ACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR AND THE COLLATERAL AGENT AND THE LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          4.3. Attorneys' Fees; Expenses. The Obligors agree to pay upon demand all of Lenders' costs and expenses, including reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Security Agreement. The Collateral Agent may pay someone else to help enforce this Security Agreement, and the Obligors shall pay the costs and expenses of such enforcement. Costs and expenses include the Collateral Agent's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Obligors also shall pay all court costs and such additional fees as may be directed by the court.

          4.4. Caption Headings. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement.

          4.5. Notices. All notices required to be given under this Security Agreement shall be given in writing and shall be effective when actually delivered or two (2) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

          If to Borrower or other Obligor:

          224 Harrison Street, 8th Floor
          Syracuse, New York 13202
          Attn: Chief Executive Officer
          Facsimile No.: (315) 479-0824

          with a copy to:

          224 Harrison Street, 8th Floor
          Syracuse, New York 13202
          Attn: Chief Financial Officer

          Facsimile No.: (315) 479-0824

          And a copy to:

          224 Harrison Street, 8th Floor
          Syracuse, New York 13202
          Attn: General Counsel
          Facsimile No.: (315) 479-0824

          If to the Collateral Agent:
          c/o The Palladin Group, L.P.
          195 Maplewood Avenue
          Maplewood, New Jersey 07040
          Facsimile No: (973) 313-6491
          Attn: Robert L. Chender, Esq.


          with a copy to:

          Kleinberg, Kaplan, Wolff & Cohen, P.C.
          551 Fifth Avenue, 18th Floor
          New York, New York 10176
          Facsimile No: (212) 986-8866
          Attn: Stephen M. Schultz, Esq.

          If to Lenders:

          To each Lender at the address
          and or fax number set forth on
          Schedule I to the Purchase Agreement

          with a copy to: Kleinberg, Kaplan, Wolff & Cohen, P.C.

          551 Fifth Avenue, 18th Floor
          New York, New York 10176
          Facsimile No: (212) 986-8866
          Attn: Stephen M. Schultz, Esq.

Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, the Obligors agree to keep the Collateral Agent informed at all Obligors' current addresses.

          4.6. Severability. If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

          4.7. Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. The Obligors shall not, however, have the right to assign this Security Agreement without the prior written consent of the Collateral Agent which may be withheld for any reason in the Collateral Agent's sole discretion.

          4.8. Waiver. No party shall be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by such party. No delay or omission on the part of a party in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Collateral Agent or a Lender of a provision of this Security Agreement shall not prejudice or constitute a waiver of such party right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by a party, nor any course of dealing among the parties, shall constitute a waiver of any of such party's rights or of any of the other party's obligations as to any future transactions. Whenever the consent of the Collateral Agent or Lenders is required under this Security Agreement, the granting of such consent by the Collateral Agent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Collateral Agent.

          4.9. Indemnity. Except to the extent caused directly by the Collateral Agent or the Lenders' gross negligence or willful misconduct, as the case may be, the Obligors agree to indemnify, pay and hold the Collateral Agent and each Lender and their respective officers, partners, directors, employees, agents and affiliates (collectively, the "indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of this Security Agreement and any action undertaken or contemplated hereby, including the enforcement of this Section 4.9. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Security Agreement.

          4.10. Subsidiary Liability. Anything herein or in any other document related to the Indebtedness ("Indebtedness Documents") to the contrary notwithstanding, the maximum liability of each Subsidiary hereunder and under the other Indebtedness Documents shall in no event exceed the amount allowed under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 4.11).

          4.11. Right Of Contribution. Each Obligor hereby agrees that to the extent that a Obligor shall have paid more than its proportionate share of any payment made hereunder, such Obligor shall be entitled to seek and receive contribution from and against any other Obligor hereunder which has not paid its proportionate share of such payment. Each Obligor's right of contribution shall be subject to the terms and conditions of Section 4.12. The provisions of this

Section 4.11 shall in no respect limit the obligations and liabilities of any Obligor to the Lenders, and each Obligor shall remain liable to the Lenders for the full amount for which such Obligor is obligated hereunder.

          4.12. No Subrogation. Notwithstanding any payment made by any Obligor hereunder or any set-off or application of funds of any Obligor by the Lenders, no Obligor shall be entitled to be subrogated to any of the rights of the Lenders against a Obligor or any collateral security or guarantee or right of offset held by the Lenders for the payment of the Obligations, nor shall any Obligor seek or be entitled to seek any contribution or reimbursement from another Obligor in respect of payments made by such Obligor hereunder, until all amounts owing to the Lenders by the Obligors under any Indebtedness Documents are paid in full. If any amount shall be paid to any Obligor on account of such subrogation rights at any time when any such amounts shall not have been paid in full, such amount shall be held by such Obligor in trust for the Lenders, segregated from other funds of such Obligor, and shall, forthwith upon receipt by such Obligor, be turned over to the Lenders in the exact form received by such Obligor (duly indorsed by such Obligor to the Lenders, if required), to be applied against the Obligations of the Obligors under the Indebtedness Documents, whether matured or unmatured, in such order as the Lenders may determine.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first written above.

                                   BORROWER:

                                   APPLIEDTHEORY CORPORATION

                                   By:               /s/ Danny E. Stroud
                                            ------------------------------------
                                            Name:  Danny E. Stroud
                                            Title:  President and CEO

                                   SUBSIDIARIES:

                                   APPLIEDTHEORY GEORGIA CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   APPLIEDTHEORY SEATTLE CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   APPLIEDTHEORY CALIFORNIA CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   APPLIEDTHEORY VIRGINIA CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   APPLIEDTHEORY AUSTIN CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   APPLIEDTHEORY COLORADO CORPORATION


                                   By:      /s/ Danny E. Stroud
                                      ------------------------------------------
                                            Danny E. Stroud, President

                                   LENDERS:

                                   HALIFAX FUND, L.P.
                                   By:      THE PALLADIN GROUP, L.P.
                                            Attorney-in-Fact

                                   By:               /s/ Maurice Hryshko
                                            ------------------------------------
                                            Name:  Maurice Hryshko
                                            Title:  Counsel

                                   PALLADIN PARTNERS I, L.P.
                                   By:      THE PALLADIN GROUP, L.P.
                                             Attorney-in-Fact

                                   By:               /s/ Maurice Hryshko
                                            ------------------------------------
                                            Name:  Maurice Hryshko
                                            Title:  Counsel

                                   PALLADIN OVERSEAS FUND LTD.
                                   By:        THE PALLADIN GROUP, L.P.
                                              Attorney-in-Fact

                                   By:               /s/ Maurice Hryshko
                                            ------------------------------------
                                            Name:  Maurice Hryshko
                                            Title:  Counsel

                                   DEAM CONVERTIBLE ARBITRAGE FUND, LTD.


                                   By:               /s/ Maurice Hryshko
                                            ------------------------------------
                                            Name:  Maurice Hryshko
                                            Title:  Counsel

         SIGNATURE PAGE TO APPLIED THEORY CORPORATION SECURITY AGREEMENT

                               LANCER SECURITIES (CAYMAN) LTD.
                               By:        THE PALLADIN GROUP, L.P.
                                          Attorney-in-Fact

                               By:      By:               /s/ Maurice Hryshko
                                                 -------------------------------
                                        Name:  Maurice Hryshko
                                        Title:  Counsel

                               ELLIOTT ASSOCIATES, L.P.


                               By:               /s/ Paul E. Singer
                                        ----------------------------------------
                                        Name:  Paul E. Singer
                                        Title:  General Partner

                               ELLIOTT INTERNATIONAL, L.P.
                               By:        ELLIOTT INTERNATIONAL CAPITAL
                                       ADVISORS INC.
                                          Attorney-in-Fact

                               By:               /s/ Paul E. Singer
                                        ----------------------------------------
                                        Name:  Paul E. Singer
                                        Title:  President

                               COLLATERAL AGENT:
                               By:        HALIFAX FUND, L.P.

                               By:      By:               /s/ Maurice Hryshko
                                                 -------------------------------
                                        Name:  Maurice Hryshko
                                        Title:  Counsel

         Signature page to Applied Theory Corporation Security Agreement